UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

Playboy Enterprises, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 751-8000

Not applicable.

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2006, Playboy Entertainment Group, Inc. and Spice Hot Entertainment, Inc., each indirect, wholly owned subsidiaries of the Registrant (collectively, “Playboy”), entered into an agreement with DirecTV, Inc. (“DirecTV”) to extend their existing relationship for the distribution of Playboy channels to DirecTV subscribers.

The agreement grants DirecTV the non-exclusive right to transmit Playboy’s Playboy TV, Spice Xcess and Club Jenna networks in the United States to customers of DirecTV for a period ending on November 15, 2008. Playboy currently provides DirecTV with Playboy TV and two additional channels through its existing agreement with DirecTV. Playboy anticipates that transmission of the new networks will commence on November 16, 2006.

Under the terms of the agreement, Playboy’s revenue will reflect its contractual share of revenues received from DirecTV’s residential customers who purchase the right to view the networks’ programming, subject to DirecTV receiving certain minimum revenue amounts from the networks other than Playboy TV.

The foregoing is a summary description of the terms of the agreement and by its nature is incomplete. For further information regarding the terms and conditions of the agreement, reference is made to the complete text of the agreement, which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 20, 2006	PLAYBOY ENTERPRISES, INC.

By:	/s/ Linda G. Havard
Linda G. Havard Executive Vice President, Finance and Operations, and Chief Financial Officer